Exhibit (n)(1)

[letterhead of Burr Pilger Mayer]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-176182 on Form N-2 of our report dated February 19, 2013 relating to the financial statements of VII Peaks-KBR Co-Optivist Income BDC II, Inc. appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

June 5, 2013